EXHIBIT 99.1

ASSOCIATED ESTATES REALTY CORPORATION THIRD QUARTER EARNINGS

For Immediate Release	For more information, please contact:
October 23, 2012	Jeremy Goldberg	(216) 797-8715

ASSOCIATED ESTATES REALTY CORPORATION REPORTS THIRD QUARTER RESULTS
Third Quarter Same Community Revenue up 5.9 Percent
Company Upgraded to Baa3 by Moody's
Increases Full Year Guidance
Cleveland, Ohio - October 23, 2012 - Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) announced today reported financial results for the third quarter ended September 30, 2012. Funds from operations (FFO) for the third quarter of 2012 was $0.32 per common share (diluted), compared with $0.27 per common share (diluted), for the third quarter of 2011, an 18.5 percent increase.
Net income applicable to common shares was $2.1 million or $0.04 per common share (diluted) for the quarter ended September 30, 2012. This compared with net income applicable to common shares of $12.2 million or $0.29 per common share (diluted) for the quarter ended September 30, 2011. Net income realized in the third quarter of 2011 was attributable to gains from property sales, while the Company did not sell any properties during the third quarter of 2012.
"Fundamentals are very positive and demand for our apartment units remains strong. Physical occupancy was over 97 percent at quarter end," said Jeffrey I. Friedman, President and Chief Executive Officer.
A reconciliation of net income attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.
Same Community Portfolio Results
Net operating income (NOI) for the third quarter of 2012 for the Company's same community portfolio increased 6.0 percent when compared with the third quarter of 2011. Revenue increased 5.9 percent and property operating expenses increased 5.8 percent. Physical occupancy was 97.3 percent at the end of the third quarter versus 94.8 percent at the end of the third quarter of 2011. Average monthly net rent collected per unit for the same community properties was $1,053 compared with $994 for the third quarter of 2011, a 5.9 percent increase.
Year-to-Date Performance
FFO as adjusted for the nine months ended September 30, 2012 was $0.93 per common share (diluted) after adjusting for $1.7 million of loan prepayment costs and a credit to expense of $279,000 in the first quarter for a refund of defeasance costs on a previously defeased loan. FFO as adjusted for the nine months ended September 30, 2011 was $0.77 per common share (diluted).
For the nine months ended September 30, 2012, net income applicable to common shares was $23.7 million, or $0.53 per common share (basic and diluted) compared to net income applicable to common shares of $7.5 million, or $0.18 per common share (basic and diluted) for the period ended September 30, 2011.

ASSOCIATED ESTATES REALTY CORPORATION THIRD QUARTER EARNINGS

A reconciliation of net income attributable to the Company to FFO and FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.
For the nine months ended September 30, 2012, revenue for the Company's same community portfolio increased 5.8 percent and expenses grew 4.5 percent, resulting in a 6.7 percent increase in the Company's same community NOI compared to the first nine months of 2011.
Additional quarterly and year-to-date financial information, including performance by region for the Company's portfolio, is included in the Company's supplemental financial information, which is available on the "Investors" section of the Company's website at AssociatedEstates.com, or by clicking on the following link: quarterly results.
Acquisitions
The Company acquired the following three properties in the third quarter, all of which were previously announced.
On July 17, 2012, the Company closed on Southpoint Village, in Durham, NC. The 211-unit class A property was built in 2007, has condominium style finishes and is located within walking distance to a major shopping center with five anchor department stores, including Nordstrom.
On July 23, 2012, the Company acquired a 396-unit property in Dallas, TX, which is now known as 21 Forty Medical District. 21 Forty Medical District is a class A community built in 2009. It is located in the Southwestern Medical District, which contains the largest concentration of medical facilities in North Texas.
On August 28, 2012, the Company closed on The Park at Crossroads, a 344-unit class A property built in 2006. The Park at Crossroads is located in Cary, NC and is within three miles of two large office parks that contain 1.9 million square feet of office space.
Capital Markets Activity
On October 19, 2012, the Company made certain modifications to its unsecured term loan, including increasing the amount to $150 million from $125 million. The maturity date was also extended from June, 2016 to January, 2018.
“Our modified term loan provides us with a more favorable pricing grid. The additional proceeds were used to pay off a mortgage on a property," said Lou Fatica, Vice President, Treasurer and Chief Financial Officer. "Our credit profile continues to improve, as was reflected in our recent upgrade by Moody's to investment grade," Fatica added.

ASSOCIATED ESTATES REALTY CORPORATION THIRD QUARTER EARNINGS

2012 Outlook
Detailed assumptions relating to the Company's guidance can be found on page 29 of the Third Quarter 2012 Supplemental Financial Information on the Company's website at AssociatedEstates.com.
Conference Call
A conference call to discuss the results will be held on October 24, 2012 at 2:00 p.m. Eastern. To participate in the call:
Via Telephone: The dial-in number is 800-860-2442, and the passcode is “Estates.” The call will be archived through November 7, 2012. The dial-in number for the replay is 877-344-7529 and the conference number for the replay is 10018883.
Via the Internet (listen only): Access the Company's website at AssociatedEstates.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Q3 2012 Earnings Webcast" link. The webcast will be archived for 90 days.
Company Profile
Associated Estates is a real estate investment trust ("REIT") and is a member of the Russell 2000 and the MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio. Associated Estates' portfolio consists of 53 properties containing 14,114 units located in ten states. For more information about the Company, please visit its website at AssociatedEstates.com.

ASSOCIATED ESTATES REALTY CORPORATION THIRD QUARTER EARNINGS

FFO and FFO as adjusted are non-Generally Accepted Accounting Principle measures. The Company generally considers FFO and FFO as adjusted to be useful measures for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company's real estate between periods or to different REITs. A reconciliation of net income attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.
Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2012 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; elimination or limitations to federal government support for Fannie Mae and/or Freddie Mac that might result in significantly reduced availability of mortgage financing sources as well as increases in interest rates for mortgage financing; the ability of the Company to refinance debt on favorable terms at maturity; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units and changes in market rental rates; the failure of development projects to perform in accordance with the Company's expectations; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses; weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases and unanticipated repairs; inability of the Company to control operating expenses or achieve increases in revenue; shareholder ownership limitations that may discourage a takeover otherwise considered favorably by shareholders; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims that are not covered by the Company's insurance; catastrophic property damage losses that are not covered by the Company's insurance; the ability to acquire properties at prices consistent with the Company's investment criteria; risks associated with property acquisitions such as failure to achieve expected results or matters not discovered in due diligence; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located; and construction and construction business risks, including, without limitation, rapid and unanticipated increases of prices for building materials and commodities.

ASSOCIATED ESTATES REALTY CORPORATION THIRD QUARTER EARNINGS

		ASSOCIATED ESTATES REALTY
		CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2012	2011	2012	2011

Total revenue		$45,841	$43,832	$127,904	$125,164

Net income attributable to AERC		$2,093	$12,196	$23,681	$7,541
Add:	Depreciation - real estate assets	12,294	11,278	35,679	32,571
	Amortization of intangible assets	1,400	2,194	3,656	6,262
Less:	Gain on disposition of properties	—	(14,597)	(22,819)	(14,597)

Funds from Operations (FFO) (1)		$15,787	$11,071	$40,197	$31,777

Add:	Prepayment costs	$—	$—	$1,743	$—
Less:	Refund of defeasance costs on previously defeased loan	—	—	(279)	—

Funds from Operations (FFO) as adjusted (2)		$15,787	$11,071	$41,661	$31,777

Add:	Depreciation - other assets	522	501	1,577	1,443
	Amortization of deferred financing fees	490	509	1,634	1,457
Less:	Recurring fixed asset additions	(2,999)	(3,362)	(7,765)	(7,167)

Funds Available for Distribution (FAD) (3)		$13,800	$8,719	$37,107	$27,510

Per share:
Net income applicable to common shares - basic		$0.04	$0.29	$0.53	$0.18
Net income applicable to common shares - diluted		$0.04	$0.29	$0.53	$0.18
Funds from Operations - diluted (1)		$0.32	$0.27	$0.89	$0.77
Funds from Operations as adjusted - diluted (2)		$0.32	$0.27	$0.93	$0.77
Dividends per share		$0.18	$0.17	$0.53	$0.51
Weighted average shares outstanding - basic		49,461	41,697	44,924	41,458
Weighted average shares outstanding - diluted		49,927	41,697	44,924	41,458

ASSOCIATED ESTATES REALTY CORPORATION THIRD QUARTER EARNINGS

(1)
The Company defines FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles ("GAAP"), adjusted for depreciation on real estate assets and amortization of intangible assets, excludes impairment write-downs of depreciable real estate and gains and losses from the disposition of properties and land. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that certain other real estate companies may define FFO in a different manner.

(2)
The Company defines FFO as adjusted as FFO, as defined above, excluding $1.7 million of prepayment penalties associated with debt repayments and $(279) of refunds for a previously defeased loan. In accordance with GAAP, these prepayment penalties and refunds on the previously defeased loan are included in interest expense in the Company's Consolidated Statements of Operations and Comprehensive Income. We are providing this calculation as an alternative FFO calculation as we consider it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

(3)
The Company defines FAD as FFO as adjusted, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental financial information of this press release are available on Associated Estates' website at AssociatedEstates.com. To receive a copy of the results by mail or fax, please contact Investor Relations at 1-800-440-2372. For more information, access the Investors section of AssociatedEstates.com.